Exhibit 99.1

FOR IMMEDIATE RELEASE

HTG Molecular Diagnostics Announces Preliminary 2019

Unaudited Financial Results

Preliminary full year 2019 unaudited revenue of $19.2 million

Cash and cash equivalents of $33.0 million as of December 31, 2019

TUCSON, Ariz., January 13, 2020 (Globe Newswire) - HTG Molecular Diagnostics, Inc. (Nasdaq: HTGM) (HTG), a life science company whose mission is to advance precision medicine, today announced preliminary, unaudited financial results for the year ended December 31, 2019.

Total revenue for the full year 2019 is expected to be approximately $19.2 million. Cash and cash equivalents are expected to be approximately $33.0 million, with an additional $3.3 million of restricted cash held in connection with a convertible note that will be included in the company’s current liabilities, as of December 31, 2019.

“Our performance for 2019 reflects both the continued growth of our RUO profiling business and the impact of lower collaborative development services program activities,” said John Lubniewski, CEO of HTG. “We are optimistic about continuing opportunities in profiling and collaborative development services and look forward to building a proprietary molecular diagnostic with an initial, strategic focus on breast cancer diagnostic testing.”

The preliminary results set forth above are unaudited, are based on management’s initial review of the company’s operating results for the year ended December 31, 2019 and are subject to revision based upon the company’s year-end closing procedures and the completion and external audit of the company’s year-end financial statements. Actual results may differ materially from these preliminary unaudited results as a result of the completion of year-end closing procedures, final adjustments and other developments arising between now and the time that company’s financial results are finalized, and such changes could be material. In addition, these preliminary unaudited results are not a comprehensive statement of the company’s financial results for the year ended December 31, 2019, should not be viewed as a substitute for full, audited financial statements prepared in accordance with generally accepted accounting principles, and are not necessarily indicative of the company’s results for any future period.

The company expects to announce full 2019 financial results in advance of its quarterly conference call in March 2020.

About HTG:

HTG is focused on NGS-based molecular profiling. The company’s proprietary HTG EdgeSeq technology automates complex, highly multiplexed molecular profiling from solid and liquid samples, even when limited in amount. HTG’s customers use its technology to identify biomarkers important for precision medicine, to understand the clinical relevance of these discoveries, and ultimately to identify treatment options. Its mission is to empower precision medicine.

Safe Harbor Statement:

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expected revenue and other expected financial results as of and for the year ended December 31, 2019, and regarding our intention to build a proprietary molecular diagnostic with an initial, strategic focus on breast cancer diagnostic testing. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon management’s current expectations, are subject to known and unknown risks, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, the risk that our actual revenue or other financial results for the full year 2019 may differ materially from those set forth in this press release as a result of the completion of year-end closing procedures, final adjustments, or other developments arising between now and the time that our financial results are finalized; risks associated with our ability to successfully commercialize our products; the risk that our products and services may not be adopted by biopharmaceutical companies or other customers as anticipated, or at all; our ability to manufacture our products to meet demand; the level and availability of reimbursement for our products; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; competition in our industry; additional capital and credit availability; our ability to attract and retain qualified personnel; and product liability claims. These and other factors are described in greater detail in our filings with the Securities and Exchange Commission, including without limitation our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. All forward-looking statements contained in this press release speak only as of the date on which they were made, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contact:
Ashley R. Robinson
LifeSci Advisors, LLC
Phone: (617) 430-7577
Email: arr@lifesciadvisors.com